CHORDIANT ANNOUNCES RESULTS

FOR THE FIRST QUARTER FISCAL YEAR ENDED DECEMBER 31, 2004

CUPERTINO, California - April 29, 2005 -- Chordiant Software, Inc. (Nasdaq: CHRDE) today announced financial results for the first quarter of fiscal year (FY) 2005 ended December 31, 2004, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (SEC).

First Quarter FY 2005 Results
Total revenues for the first quarter of FY 2005 were $21.7 million, which compares to revenues of $19.6 million reported for the three months ended December 31, 2003. License revenues for the first quarter of FY 2005 were $8.8 million, compared to $9.2 million reported for the three months ended December 31, 2003. Service revenues for the first quarter of FY 2005 were $12.8 million, compared to $10.4 million reported for the three months ended December 31, 2003. In a press release dated February 15, 2005, Chordiant commented that it expected its revenue for the first quarter to be within its previously announced guidance range of $22 million to $24 million. In April 2005, a customer increased the scope of an implementation project. As a result, the percentage-of-completion method for recognizing revenue required a deferral of certain revenues that the Company had previously anticipated. The deferral became necessary as the Company had not yet filed its Form 10-Q for the first quarter of fiscal year 2005. Deferred revenue totaled $20.2 million as of December 31, 2004. Chordiant had $53.1 million in cash and cash equivalents, short-term restricted cash, and short-term investments at December 31, 2004.

Chordiant posted a U.S. GAAP (Generally Accepted Accounting Principles) net loss of $4.1 million, or $0.06 per share loss for the first quarter of FY 2005 ended December 31, 2004, compared to a GAAP net loss of $3.9 million, or $0.06 per share loss for the three months ended December 31, 2003. Chordiant reported a first quarter FY 2005 non-GAAP financial measure loss of $2.3 million (which excludes stock-based compensation, amortization of intangible assets, purchased in-process research and development and restructuring expense), or a non-GAAP loss of $0.03 per share, compared to a non-GAAP net income (which excludes, stock-based compensation and amortization of intangible assets) of $1.3 million, or $0.02 non-GAAP net income per share for the three months ended December 31, 2003.

Non-GAAP Financial Measurements
Chordiant believes that its non-GAAP financial measure results provide useful information to investors because they reveal results excluding non-recurring expenses that Chordiant believes are not indicative of its on-going operations. The non-GAAP financial measure information is provided as a complement to results provided in accordance with GAAP and should not be considered superior to or as a substitute for GAAP measures.

Customer Success
The Company indicated that during the first quarter of FY 2005 ended December 31, 2004, it had completed significant transactions with Barclays Group; Capital One Services, Inc.; a leading retail organization in the United Kingdom; and one of Germany's largest insurance companies.

KiQ Limited Acquisition
In late December, 2004, Chordiant completed its strategic acquisition of KiQ Limited, a privately held United Kingdom company. KiQ provided Chordiant with a decision management system that advances the state of analytics by exploiting the power of predictive data mining, analytical modeling, strategy formulation into real-time decision management and execution. The acquisition resulted in a "purchased in-process research and development" charge of approximately $1.9 million in the first quarter of FY 2005 ended December 31, 2004.

About Chordiant Software, Inc.
Chordiant solutions automate and manage operational business processes for leading service-driven global organizations with a focus on retail finance and telecommunications.

Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability.
Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Chicago; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.
(408) 517-6282
steve.polcyn@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Three Months Ended

		December 31, 2004	December 31, 2003
Revenues:
License		$8,842	$9,248
Service		12,835	10,352

Total revenues		21,677	19,600

Cost of revenues:
License		166	574
Service		7,503	6,237
Stock-based compensation		(56)	676
Amortization of intangible assets		131	794

Total cost of revenues		7,744	8,281

Gross profit		13,933	11,319

Operating expenses:
Sales and marketing		7,215	5,695
Research and development		4,865	4,176
General and administrative		3,912	1,291
Stock-based compensation		(105)	2,671
Amortization of intangible assets		24	96
Purchased in-process research and development		1,940	--
Restructuring expense		(123)	1,028

Total operating expenses		17,728	14,957

Loss from operations		(3,982)	(3,638)

Interest income, net		210	17
Other income (expense), net		(397)	141

Net loss before income taxes		(3,795)	(3,480)

Provision for income taxes		80	457

Net loss		$(4,062)	$(3,937)

Other comprehensive income:
Foreign currency translation gain		638	1,135

Comprehensive loss		$(3,424)	$(2,802)

Net loss per share:
Basic and diluted		$(0.06)	$(0.06)

Shares used in per share calculation:		72,223	61,560

Supplemental information [1]:
Non-GAAP financial measures and reconciliation:
Net loss		$(4,062)	$(3,937)
Less: Stock-based compensation		(161)	3,347
Less: Amortization of intangible assets		155	890
Less: Purchased in-process research and development		1,940	--
Less: Restructuring expense		(123)	1,028

Pro forma net income (loss):		$(2,251)	$1,328

Basic and diluted pro forma net income (loss) per share:		$(0.03)	$0.02

Shares used in per share calculation [2]:	Basic	72,223	61,560

	Diluted	72,223	69,442

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measures of net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, amortization of intangible assets and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges of net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into profitability of the Company's operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Diluted net loss per share for the three months ended December 31, 2004, is computed excluding total potential outstanding common shares of 14,199 as their effect is anti-dilutive.

 CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2004	September 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$47,287	$55,748
Marketable securities	4,000	4,000
Restricted cash	1,780	279
Accounts receivable, net	17,928	20,161
Prepaid expenses and other current assets	3,841	3,097

Total current assets	74,836	83,285

Restricted cash	558	2,057
Property and equipment, net	3,172	3,237
Goodwill	32,028	24,874
Intangible assets, net	6,178	244
Other assets	2,419	1,643

Total assets	$119,191	$115,340

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,656	$6,394
Accrued expenses	13,981	11,681
Deferred revenue	18,582	18,459
Current portion of capital lease obligations	201	191

Total current liabilities	39,420	36,725

Deferred revenue, long-term	1,622	2,122
Long-term portion of capital lease obligations	257	317

Total liabilities	41,299	39,164

Common stock	77	72
Additional paid-in capital	271,890	262,703
Deferred stock-based compensation	(4,391)	(339)
Accumulated deficit	(193,411)	(189,349)
Accumulated other comprehensive income	3,727	3,089

Total stockholders' equity	77,892	76,176

Total liabilities and stockholders' equity	$119,191	$115,340